                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                            Fiscal Period Ended             % of Total
                           ---------------------       ---------------------
                            Oct. 1,      Oct. 2,        Oct. 1,      Oct. 2,
                             1999         1998           1999         1998
                           --------     --------       --------     --------

SECOND QUARATER

Global commercial:
  U.S. commercial          $  859.9     $  744.5          41%          40%
  Europe                      621.5        542.6          29           29
  Other International         195.4        119.8           9            7
                           --------     --------       --------     --------
          Total             1,676.8      1,406.9          79           76

U.S. federal government:
  Department of Defense       270.3        277.2          13           15
  Civil agencies              179.0        163.7           8            9
                           --------     --------       --------     --------
          Total               449.3        440.9          21           24
                           --------     --------       --------     --------
Total revenues             $2,126.1     $1,847.8         100%         100%
                           ========     ========       ========     ========

SIX MONTHS

Global commercial:
  U.S. commercial          $1,696.1     $1,462.4          41%          41%
  Europe                    1,190.8      1,031.5          28           29
  Other International         402.9        223.4          10            5
                           --------     --------       --------     --------
          Total             3,289.8      2,717.3          79           75

U.S. federal government:
  Department of Defense       549.4        565.7          13           16
  Civil agencies              350.3        318.7           8            9
                           --------     --------       --------     --------
          Total               899.7        884.4          21           25
                           --------     --------       --------     --------
Total revenues             $4,189.5     $3,601.7         100%         100%
                           ========     ========       ========     ========
